UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 28, 2008

CYCLON CAPITAL CORP.

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(Exact name of registrant as specified in its charter)

Delaware	333-11714	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

410 Park Avenue, 15th Floor

New York, NY 10022

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (212) 231-8406

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 Corporate Governance

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, the Company entered into a Management Agreement with Mr. Mark Horrelt.  Mr. Horrelt was appointed as the new CEO on December 13, 2007.  Under the terms of the Agreement, Mr. Horrelt will serve as CEO for a period of one year from the effective date of the Agreement (February 1, 2008) and shall receive monthly compensation of $10,000 cash and 5,000 restricted shares of the Company’s common stock.  Additionally, Mr. Horrelt was granted an option to purchase up to 100,000 registered shares of the Company’s common stock.  The option will expire on January 1, 2010.  The exercise price shall be determined at the time of exercise by the Board of Directors.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1

Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2008

MAX ENTERTAINMENT HOLDINGS, INC.

/s/ Mark Horrelt

By: Mark Horrelt

CEO and Director